IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

HIGHLIGHTS

•	Revenues of $85.1 million and Adjusted EBITDA of $26.3 million, up approximately 40% and 50% over the third quarter of last year, respectively

•	IMAX increases theatre installation outlook for full year 2015 to approximately 130 new systems

•	Company buys back 1 million shares of IMAX stock in the third quarter, at an average price of $34.25

•	IMAX Corp. successfully completes IPO of IMAX China, raising net proceeds of $162 million to be reported on IMAX Corp.’s consolidated balance sheet

NEW YORK, NY – Oct 28, 2015 – IMAX Corporation (NYSE:IMAX) today reported third quarter 2015 revenues of $85.1 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $26.3 million, adjusted net income after non-controlling interest of $12.0 million, or $0.17 per diluted share, and reported net income after non-controlling interest of $8.6 million, or $0.12 per diluted share. The Company also reported a third quarter global per-screen average of $220,500.

“In addition to our strong third-quarter financial results, over the last few months we have accomplished many important strategic and financial objectives,” said Rich Gelfond, CEO of IMAX Corporation. “We successfully listed shares of IMAX China on the Hong Kong Stock Exchange, we bought back 1 million shares of IMAX Corporation’s stock at an average price of $34.25 and we have been installing IMAX theatre systems at an accelerated pace around the globe.”

Network Growth Update

The total IMAX® theatre network consisted of 1,008 systems as of September 30, 2015, of which 887 were located in commercial multiplexes. In the quarter, the Company installed 44 theatres, 34 of which were for new theatre locations, and signed contracts for 35 IMAX theatre systems, of which 33 were for new locations and 2 were for upgrades. As of September 30, 2015, there were 384 theatres in backlog compared to 397 as of December 31, 2014 and 439 as of September 30, 2014. For a breakdown of theatre system signings, installations, network and backlog by type, please see the tables at the end of this press release.

Gelfond concluded, “We look forward to the upcoming releases of the latest Bond installment, Spectre, the final Hunger Games chapter and of course, the much-anticipated Star Wars. We believe the combination of our network growth, heightened levels of demand for The IMAX Experience® and our strong balance sheet will enable us to capitalize on the upcoming fourth quarter film slate as well as the exciting film slates of 2016 and 2017.”

Third-Quarter Segment Results

•	Revenue from sales and sales-type leases was $26.6 million in the third quarter of 2015, compared to $6.6 million in the third quarter of 2014, primarily reflecting the installation of 12 full theatre systems under sales and sales-type lease arrangements in the most recent third quarter, compared to the 6 sales-type theatres the Company installed in the prior-year period. In addition, there were 8 upgrades (7 laser and 1 xenon) in existing locations in the third quarter of 2015, compared to no upgrades in the third quarter of 2014.

•	Revenue from joint revenue-sharing arrangements was $19.8 million in the quarter, compared to $15.2 million in the prior-year period. During the quarter, the Company installed 22 new theatres under joint revenue-sharing arrangements, compared to 14 in the same period in 2014. Of these installations, 8 were for hybrid joint revenue-sharing compared to 5 hybrid joint revenue-sharing installations in the prior year. The Company had 498 theatres operating under joint revenue-sharing arrangements as of September 30, 2015, as compared to 422 joint-venture theatres one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $20.9 million in the third quarter of 2015, compared to $18.4 million in the third quarter of 2014. Gross box office from DMR titles was $189.8 million in the third quarter of 2015, compared to $169.0 million in the prior-year period. The average global DMR box office per screen in the third quarter of 2014 was $220,500 compared to $227,900 in the prior-year period.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its third quarter 2015 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 524-8850 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 204-9702. The conference ID for the call is 252835. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 252835.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of September 30, 2015, there were 1,008 IMAX theatres (887 commercial multiplexes, 19 commercial destinations and 102 institutions) in 66 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; risks related to the Company’s dependence on a sole supplier for its analog film; risks related to cybersecurity; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Jessica Kourakos 212-821-0110 jkourakos@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Signings and Installations

Sept. 30, 2015

	Three Months Ended Sept. 30,
Theater Signings:	2015		2014
Full new sales and sales-type lease arrangements	11		22
New joint revenue sharing arrangements	22		14

Total new theaters	33		36

Upgrades of IMAX theater systems	2	(1)	6	(2)

Total Theater Signings	35		42

	Three Months Ended Sept. 30,
Theater Installations:	2015		2014
Full new sales and sales-type lease arrangements	12		6
New joint revenue sharing arrangements	22		14

Total new theaters	34		20

Upgrades of IMAX theater systems	10	(3)	—

Total Theater Installations	44		20

	As of Sept. 30,
Theater Backlog:	2015		2014
New sales and sales-type lease arrangements	160		169
New joint revenue sharing arrangements	204		244

Total new theaters	364		413

Upgrades of IMAX theater systems	20		26

Total Theaters in Backlog	384	(4)(5)	439	(4)(6)

	As of Sept. 30,
Theater Network:	2015	2014
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	389	329
Joint revenue sharing arrangements	498	422

Total Commercial Multiplex Theaters	887	751

Commercial Destination Theaters	19	19
Institutional Theaters	102	110

Total IMAX Theater Network	1,008	880

(1)	Includes one signing for the installation of a laser-based digital system and one signing for the installation of a xenon-based digital system under sale and sales-type lease arrangements in existing theater locations.
(2)	Includes one signing for the installation of a laser-based digital system under a sale and sales-type lease arrangement and five signings for the installation of a xenon-based digital system, of which 4 were under joint revenue sharing arrangements and one under a short-term operating lease arrangement in existing theater locations.
(3)	Includes 9 installations of an upgrade to a laser-based digital system (7 under a sale and sales-type lease arrangement, 1 under an operating lease arrangement and 1 under a joint revenue sharing arrangement) and 1 installation of an upgrade to a xenon-based digital system under a sales and sales-type lease arrangement.
(4)	Includes 69 laser theater system configurations (2014 – 69), including upgrades. The Company continues to develop and roll out its laser projection system.
(5)	Includes 20 upgrades to a digital theater system, in existing IMAX theater locations (2 xenon and 18 laser, of which 4 are under joint revenue sharing arrangements).
(6)	Includes 26 upgrades to a digital theater system, in existing IMAX theater locations (3 xenon and 23 laser, of which 4 are under joint revenue sharing arrangements).

IMAX Greater China Business Metrics Supplement

	Three Months ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
IMAX Greater China Box Office	$70.4 million	$48.4 million	$245.4 million	$145.6 million
IMAX Greater China Per Screen Avg.	$301,000	$287,200	$1.1 million	$918,200

Greater China Theatre Installations	25	13	43	26
Greater China Backlog	218	247	218	247
Greater China Network:
Commercial Mulitplex	258	176	258	176
Institution	17	22	17	22

Total	275	198	275	198

Film Slate

In addition to the 37 IMAX DMR films released to the IMAX theater network during the first nine months of 2015, 7 additional IMAX DMR films have been announced so far to be released in the remaining three months of 2015:

•	Crimson Peak: The IMAX Experience (Universal Studios, October 2015);
•	The Martian: An IMAX 3D Experience (Twentieth Century Fox, October 2015);
•	Spectre: The IMAX Experience (Sony Pictures Entertainment, November 2015);
•	The Hunger Games: Mockingjay Part 2: The IMAX Experience (Lionsgate, November 2015);
•	In the Heart of the Sea: An IMAX 3D Experience (Warner Bros. Pictures, December 2015);
•	Mojin: The Lost Legend: An IMAX 3D Experience (aka “The Ghouls”)(Wanda Media Co. Ltd., December 2015); and
•	Star Wars: The Force Awakens: An IMAX 3D Experience (Walt Disney Studios, December 2015).

To date, the Company has announced the following 15 titles to be released to the IMAX theater network in 2016:

•	The Finest Hours: An IMAX 3D Experience (Walt Disney Studios, January 2016);
•	Batman v Superman: Dawn of Justice: An IMAX 3D Experience (Warner Bros. Pictures, March 2016);
•	Flight Crew: An IMAX 3D Experience (Russia-1 Channel, April 2016);
•	The Jungle Book: An IMAX 3D Experience (Walt Disney Studios, April 2016);
•	Captain America: Civil War: An IMAX 3D Experience (Walt Disney Studios, May 2016);
•	Alice Through the Looking Glass: An IMAX 3D Experience (Walt Disney Studios, May 2016);
•	Warcraft: An IMAX 3D Experience (Universal Studios, June 2016);
•	Finding Dory: The IMAX Experience (Walt Disney Studios, June 2016);
•	Tarzan: The IMAX Experience (Warner Bros. Pictures, July 2016);
•	Knights of the Roundtable: King Arthur: The IMAX Experience (Warner Bros. Pictures, July 2016);
•	Suicide Squad: The IMAX Experience (Warner Bros. Pictures, August 2016);
•	The Duelist: The IMAX Experience (Non-Stop Production LLC, October 2016);
•	Doctor Strange: An IMAX 3D Experience (Walt Disney Studios, November 2016);
•	Fantastic Beasts and Where to Find Them: The IMAX Experience (Warner Bros. Pictures, November 2016); and
•	Rogue One: An IMAX 3D Experience (Walt Disney Studios, December 2016).

In addition, in conjunction with Walt Disney Studios, the Company will be releasing an IMAX original production, A Beautiful Planet, on April 29, 2016.

The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that a similar number of IMAX DMR films will be released to the IMAX network in 2016 to 44 slated for release in 2015.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Equipment and product sales	$33,083	$11,765	$72,824	$37,621
Services	33,024	33,199	115,698	101,813
Rentals	16,665	13,646	59,006	42,278
Finance income	2,329	2,132	6,803	6,372
Other	—	—	141	—

	85,101	60,742	254,472	188,084

Costs and expenses applicable to revenues
Equipment and product sales	21,949	6,041	43,010	19,126
Services	15,899	14,788	50,201	46,318
Rentals	4,864	4,471	13,856	12,996

	42,712	25,300	107,067	78,440

Gross margin	42,389	35,442	147,405	109,644
Selling, general and administrative expenses	24,973	23,513	82,348	68,323

(including share-based compensation expense of $4.3 million and $14.9 million for the three and nine months ended September 30 2015, respectively (2014 – expense of $3.4 million and $11.3 million, respectively))

Research and development	2,722	4,560	9,611	11,468
Amortization of intangibles	429	441	1,302	1,259
Receivable provisions, net of recoveries	361	26	709	642
Asset impairments	245	—	245	—
Impairment of investments	—	—	350	650

Income from operations	13,659	6,902	52,840	27,302
Interest income	222	149	727	189
Interest expense	(463)	(269)	(1,170)	(803)

Income from operations before income taxes	13,418	6,782	52,397	26,688
Provision for income taxes	(2,477)	(1,188)	(12,408)	(6,667)
Loss from equity-accounted investments, net of tax	(427)	(297)	(1,610)	(721)

Income from continuing operations	10,514	5,297	38,379	19,300
Net income from discontinued operations, net of tax	—	—	—	355

Net income	$10,514	$5,297	$38,379	$19,655
Less: Net income attributable to non-controlling interests	(1,904)	(439)	(5,028)	(911)

Net income attributable to Common Shareholders	$8,610	$4,858	$33,351	$18,744

Net income per share – basic:
Net income per share from continuing operations	$0.12	$0.07	$0.47	$0.26
Net income per share from discontinued operations	—	—	—	0.01

	$0.12	$0.07	$0.47	$0.27

Net income per share – diluted:
Net income per share from continuing operations	$0.12	$0.07	$0.46	$0.26
Net income per share from discontinued operations	—	—	—	0.01

	$0.12	$0.07	$0.46	$0.27

Weighted average number of shares outstanding (000’s):
Basic	69,699	68,480	69,582	68,206
Fully Diluted	70,860	69,602	71,102	69,597

Additional Disclosure:
Depreciation and amortization(1)	$10,467	$7,992	$31,191	$23,937

(1)	Includes $0.3 million and $0.7 million of amortization of deferred financing costs charged to interest expense for the three and nine months ended September 30, 2015, respectively (2014 – $0.1 million and $0.4 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

	As at September 30, 2015	As at December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$117,361	$106,503
Accounts receivable, net of allowance for doubtful accounts of $1,558 (December 31, 2014 – $947)	87,534	76,051
Financing receivables	113,984	105,700
Inventories	35,562	17,063
Prepaid expenses	7,106	4,946
Film assets	15,460	15,163
Property, plant and equipment	212,967	183,424
Other assets	34,645	23,047
Deferred income taxes	21,458	23,058
Other intangible assets	28,719	27,551
Goodwill	39,027	39,027

Total assets	$713,823	$621,533

Liabilities
Bank indebtedness	$22,278	$4,710
Accounts payable	18,118	26,145
Accrued and other liabilities	72,519	75,425
Deferred revenue	106,301	88,566

Total liabilities	219,216	194,846

Commitments and contingencies

Non-controlling interests	87,851	43,912

Shareholders’ equity
Capital stock, common shares – no par value. Authorized – unlimited number.
69,193,840 – issued and 69,136,609 – outstanding (December 31, 2014 – 68,988,050 – issued and outstanding)	373,936	344,862
Less: Treasury stock held in trust, 57,231 shares at cost	(2,141)	—
Other equity	43,769	47,319
Accumulated deficit	(2,544)	(6,259)
Accumulated other comprehensive loss	(6,264)	(3,147)

Total shareholders’ equity	406,756	382,775

Total liabilities and shareholders’ equity	$713,823	$621,533

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash provided by (used in):
Operating Activities
Net income	$38,379	$19,655
Net income from discontinued operations	—	(355)
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	31,191	23,937
Write-downs, net of recoveries	2,928	1,753
Change in deferred income taxes	5,097	3,157
Stock and other non-cash compensation	15,204	11,609
Unrealized foreign currency exchange loss	716	847
Loss from equity-accounted investments	2,756	1,073
Gain on non-cash contribution to equity-accounted investees	(1,146)	(352)
Investment in film assets	(12,069)	(8,398)
Changes in other non-cash operating assets and liabilities	(41,256)	18,372
Net cash provided by operating activities from discontinued operations	—	572

Net cash provided by operating activities	41,800	71,870

Investing Activities
Purchase of property, plant and equipment	(38,443)	(24,686)
Investment in joint revenue sharing equipment	(20,969)	(15,908)
Investment in new business ventures	(2,000)	(2,500)
Acquisition of other intangible assets	(3,622)	(1,979)

Net cash used in investing activities	(65,034)	(45,073)

Financing Activities
Issuance of subsidiary shares to a non-controlling interest	40,000	40,491
Share issuance costs from the issuance of subsidiary shares to a non-controlling interest	(2,000)	(3,556)
Exercise of stock options	23,838	3,672
Increase in bank indebtedness	17,568	—
Credit facility amendment fees paid	(1,310)	—
Repurchase of common shares	(34,279)	(2,369)
Treasury stock purchased for settlement of share based compensation	(10,000)	(790)

Net cash provided by financing activities	33,817	37,448

Effects of exchange rate changes on cash	275	(86)

Increase in cash and cash equivalents during the period	10,858	64,159

Cash and cash equivalents, beginning of period	106,503	29,546

Cash and cash equivalents, end of period	$117,361	$93,705

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment includes the design, manufacture, sale or lease of IMAX theater projection system equipment. The theater system maintenance segment includes the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment includes the provision of IMAX theater projection system equipment to an exhibitor in exchange for a share of the box-office and concession revenues. The film production and IMAX DMR segment includes the production of films and the performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$26,635	$6,644	$53,924	$25,629
Ongoing rent, fees, and finance income	3,518	3,501	10,708	10,272
Other	3,221	3,165	11,320	8,407

	33,374	13,310	75,952	44,308

Theater System Maintenance	9,337	8,516	27,345	25,384

Joint Revenue Sharing Arrangements	19,797	15,238	67,259	45,457

Film
Production and IMAX DMR	20,865	18,350	75,144	57,585
Film distribution and post-production	1,728	5,328	8,772	15,350

	22,593	23,678	83,916	72,935

Total	$85,101	$60,742	$254,472	$188,084

Gross margin
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$9,775	$4,246	$24,720	$14,161
Ongoing rent, fees, and finance income	3,334	3,352	10,111	9,799
Other	(267)	(218)	(421)	(202)

	12,842	7,380	34,410	23,758

Theater System Maintenance	3,521	3,208	9,891	8,990

Joint Revenue Sharing Arrangements(1)	12,130	9,382	46,816	30,043

Film
Production and IMAX DMR(1)	13,929	13,469	55,642	43,177
Film distribution and post-production(1)	(33)	2,003	646	3,676

	13,896	15,472	56,288	46,853

Total	$42,389	$35,442	$147,405	$109,644

(1)	IMAX systems include marketing and commission costs of $0.9 million and $1.8 million for the three and nine months ended September 30, 2015, respectively (2014 – $0.3 million and $1.2 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.3 million and $2.7 million for the three and nine months ended September 30, 2015, respectively (2014 – $0.9 million and $2.1 million, respectively). Production and DMR segment margins include marketing costs of $3.4 million and $8.3 million for the three and nine months ended September 30, 2015, respectively (2014 – $2.1 million and $5.3 million, respectively). Distribution segment margins include marketing cost recovery of less than $0.1 million and cost recovery of $0.1 million for the three and nine months ended September 30, 2015, respectively (2014 – expense of $0.3 million and expense of $0.7 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Credit Facility provides that the Company will be required at all times to satisfy a Minimum Liquidity Test (as defined in the Credit Agreement) of at least $50.0 million. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $90.0 million until December 30, 2015, which requirement increases to $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.5:1.0 until December 30, 2015, which requirement decreases to (i) 2.25:1.0 on December 31, 2015; (ii) 2.0:1.0 on December 31, 2016; and (iii) 1.75:1.0 on December 31, 2017. The ratio of total debt to EBITDA was 0.16:1 as at September 30, 2015, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $22.3 million. EBITDA is calculated as follows:

	For the 3 months ended September 30, 2015	For the 12 months ended September 30, 2015(1)
(In thousands of U.S Dollars)
Net income	$10,514	$60,893
Add (subtract):
Loss from equity accounted investments	427	1,960
Provision for income taxes	2,477	20,207
Interest expense, net of interest income	241	348
Depreciation and amortization, including film asset amortization	10,200	40,215
Write-downs net of recoveries including asset impairments and receivable provisions	1,471	6,469
Stock and other non-cash compensation	4,343	19,062
EBITDA attributable to non-controlling interests(2)	(3,399)	(11,031)

	$26,274	$138,123

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purposes of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended September 30, 2015 vs. 2014:

The Company reported net income of $10.5 million or $0.15 per basic share and $0.14 per diluted share for the third quarter of 2015, as compared to $5.3 million or $0.08 per basic and diluted share for the third quarter of 2014. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $13.9 million or $0.19 per diluted share for the third quarter of 2015 as compared to adjusted net income of $8.3 million or $0.12 per diluted share for the third quarter of 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $12.0 million or $0.17 per diluted share for the third quarter of 2015 as compared to adjusted net income attributable to common shareholders of $7.8 million or $0.11 per diluted share for the third quarter of 2014. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measures, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$10,514	$0.14	(1)	$5,297	$0.08	(1)
Adjustments:
Stock-based compensation	4,252	0.06		3,425	0.05
Tax impact on items listed above	(901)	(0.01)		(464)	(0.01)

Adjusted net income	13,865	0.19	(1)	8,258	0.12	(1)
Net income attributable to non-controlling interests	(1,904)	(0.02)		(439)	(0.01)

Adjusted net income attributable to common shareholders	$11,961	$0.17	(1)	$7,819	$0.11	(1)

Weighted average diluted shares outstanding		70,860			69,602

(1)	Includes impact of $0.3 million (2014 – $0.1 million) of accretion charges associated with redeemable Class C shares of IMAX China.

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Nine Months Ended September 30, 2015 vs. 2014:

The Company reported net income of $38.4 million or $0.54 per basic share and $0.53 per diluted share for the nine months ended September 30, 2015, as compared to $19.7 million or $0.28 per basic and diluted share for the nine months ended September 30, 2014. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $50.7 million or $0.70 per diluted share for the nine months ended September 30, 2015 as compared to adjusted net income of $29.2 million or $0.41 per diluted share for the nine months ended September 30, 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding stock-based compensation expense and the related tax impact, was $45.7 million, or $0.63 per diluted share, in the nine months ended September 30, 2015, as compared to adjusted net income attributable to common shareholders of $28.3 million, or $0.40 per diluted share, for the nine months ended September 30, 2014. A reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income attributable to Common Shareholders	$38,379	$0.53	(1)	$19,655	$0.28	(1)
Add:
Stock-based compensation	14,931	0.21		11,328	0.16
Tax expense on items listed above	(2,603)	(0.04)		(1,807)	(0.03)

Adjusted net income	50,707	0.70	(1)	29,176	0.41	(1)
Net income attributable to non-controlling interests	(5,028)	(0.07)		(911)	(0.01)

Adjusted net income attributable to Common Shareholders	$45,679	$0.63	(1)	$28,265	$0.40	(1)

Weighted average diluted shares outstanding		71,102			69,597

(1)	Includes impact of $0.7 million (2014 – $0.3 million) of accretion charges associated with redeemable Class C shares of IMAX China.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the Nine Months Ended September 30, 2015
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$41,800
Net cash used in investing activities	(65,034)

Free cash flow	$(23,234)